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                                                                    EXHIBIT 10.2

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                            AVIVA INTERNATIONAL, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                           Dated as of June 21, 1999
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                              OPERATING AGREEMENT
                                      FOR
                           AVIVA INTERNATIONAL, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY


     THIS OPERATING AGREEMENT (this "Agreement") is made and entered into as of June 21, 1999 by and between IMAGE ENTERTAINMENT, INC., a California corporation ("Image"), and MICHAEL LOPEZ, an individual ("Lopez"), with reference to the following facts:

     A. On June 21, 1999, Articles of Organization for Aviva International, LLC (the "Company"), a limited liability company under the laws of the State of California, were filed with the Secretary of State of the State of California.

     B. The parties desire to adopt and approve an operating agreement for the Company.

     NOW, THEREFORE, the parties by this Agreement set forth the operating agreement for the Company upon the terms and conditions contained herein.

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     When used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Act". "Act" means the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the California Corporations Code (or any corresponding provision or provisions of any succeeding law).

     1.2 "Adjusted Capital Account Deficit". "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          1.2.1 Increase such Capital Account by any amounts which such Member is obligated to contribute to the Company (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Company pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          1.2.2 Reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     1.3 "Adjusted Capital Contributions". "Adjusted Capital Contributions" means, as of any day, a Member's Capital Contribution reduced by distributions to such Member.

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     1.4  "Affiliate".  "Affiliate" means, when used with reference to a specified Person, (i) the Principal of the Person, (ii) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(iii) any Person who or which has the right to exercise, directly or indirectly, more than fifty percent (50%) of the outstanding voting interests of such Person, and (iv) any spouse, child, parent, grandchild, grandparent, sibling, aunt, uncle or first cousin of such Person.

     1.5 "Agreement". "Agreement" means this Limited Liability Company Operating Agreement, as originally executed and as amended from time to time, as the context requires.

     1.6 "Articles of Organization". "Articles of Organization" means the articles of organization filed with the Secretary of State for the purpose of forming the Company, as amended from time to time.

     1.7 "Available Cash Flow". "Available Cash Flow" means, with respect to any Fiscal Year or other period, the sum of all cash receipts of the Company from any and all sources, less all cash disbursements (including, without limitation, all repayments of principal and interest under the Loans) and a reasonable allowance for Reserves, contingencies and anticipated obligations as determined by the Members.

     1.8 "Capital Account". "Capital Account" of a Member shall have the meaning set forth in Section 3.3.3 hereof.

     1.9 "Capital Contribution". "Capital Contribution" shall have the meaning set forth in Article 3 hereof.

     1.10 "Code".   "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

     1.11 "Company". "Company" shall have the meaning set forth in Recital A of the Agreement.

     1.12 "Company Minimum Gain". "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2) and (d).

     1.13 "Dissolution". "Dissolution" means, when used with reference to any entity (including the Company), the earliest of (i) the date upon which such entity is terminated under the Act, any similar provision enacted in lieu thereof or any similar provision of corporate, partnership, limited liability company or trust law, (ii) the date upon which such entity ceases to be a going concern, or (iii) the date of any bankruptcy, insolvency, assignment for the benefit of creditors or similar act or occurrence involving such entity.

     1.14 "Distribution Match Notice". "Distribution Match Notice" shall have the meaning set forth in Section 5.3.2 hereof.

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     1.15 "Distribution Match Response Notice".  "Distribution Match Response
Notice" shall have the meaning set forth in Section 5.3.2 hereof.

     1.16 "Distribution Match Right". "Distribution Match Right" shall have the meaning set forth in Section 5.3.2 hereof.

     1.17 "Distribution Notice". "Distribution Notice" shall have the meaning set forth in Section 5.3.1 hereof.

     1.18 "Distribution Response Notice". "Distribution Response Notice" shall have the meaning set forth in Section 5.3.1 hereof.

     1.19 "Distribution Rights". "Distribution Rights" shall have the meaning set forth in Section 5.3.1 hereof.

     1.20 "Economic Interest". "Economic Interest" means a Person's allowable share of the Profits, Loss or similar items, and such Person's right to receive distributions from the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or any right to information concerning the business and affairs of the Company.

     1.21 "Fiscal Year". "Fiscal Year" means the Company's fiscal year, which shall be the period commencing on April 1 of each year through and including March 31 of the immediately succeeding year.

     1.22 "First Funding Extension". "First Funding Extension" shall have the meaning set forth in Section 4.3 hereof.

     1.23 "Further Funding Extension". "Further Funding Extension" shall have the meaning set forth in Section 4.4 hereof.

     1.24 "Image". "Image shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.25 "Image Distribution Notice". "Image Distribution Notice" shall have the meaning set forth in Section 5.4.1 hereof.

     1.26 "Image Distribution Response Notice". "Image Distribution Response Notice" shall have the meaning set forth in Section 5.4.1 hereof.

     1.27 "Image Distribution Rights". "Image Distribution Rights" shall have the meaning set forth in Section 5.4.1 hereof.

     1.28 "Indemnitee".  "Indemnitee" shall have the meaning set forth in
Section 8.7.3 hereof.

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     1.29 "Interest".  "Interest" means an ownership interest in the Company, which includes the Economic Interest, the right to vote or participate in the management of the Company, and the right to information concerning the business and affairs of the Company, as provided in this Agreement and under the Act.

     1.30 "Lien". "Lien" means any lien, security interest, pledge, hypothecation, encumbrance or other claim in or with respect to any property (real, personal or mixed).

     1.31 "Liquidator".  "Liquidator" shall have the meaning set forth in
Section 12.2.2 hereof.

     1.32 "Loan" and "Loans". "Loan" means any loan made to the Company by Lopez (pursuant to Section 4.1 hereof) or by Image (pursuant to Section 4.2 hereof). "Loans" means all loans made to the Company by Lopez (pursuant to
Section 4.1 hereof) or by Image (pursuant to Section 4.2 hereof), collectively.

     1.33 "Lopez". "Lopez" shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.34 "Lopez Management Agreement". "Lopez Management Agreement" means the Management Agreement of even date herewith by and between the Company and Lopez in the form of Exhibit C attached hereto.

     1.35 "Manager" "Manager" means the Person appointed as manager of the Company pursuant to Section 8.1 hereof, and all successors.

     1.36 "Manager Indemnitee" shall have the meaning set forth in Section 8.7.2 hereof.

     1.37 "Member".  "Member" means a Person who:

          1.37.1 Has been admitted to the Company as a member in accordance with this Agreement, or an assignee of an Interest (other than an Economic Interest) who has become a Member pursuant to Article 10; and

          1.37.2 Has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been Dissolved.

     1.38 "Member Indemnitee" shall have the meaning set forth in Section 8.7.1 hereof.

     1.39 "Member Non-Recourse Debt". "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

     1.40 "Member Non-Recourse Debt Minimum Gain". "Member Non-Recourse Debt Minimum Gain" means an amount, with respect to each Member Non-Recourse Debt, equal to the Company Minimum Gain that would result if such Member Non-Recourse Debt were

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treated as a non-recourse liability of the Company, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

     1.41 "Member Non-Recourse Deductions". "Member Non-Recourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(i)(1) and (2).

     1.42 "Non-Recourse Deductions". "Non-Recourse Deductions" means any deductions attributable to any liability or obligation for which no Members has or will incur any personal or recourse liability.

     1.43 "Offered Interests". "Offered Interests" shall have the meaning set forth in Section 10.3 hereof.

     1.44 "Percentage Interest". "Percentage Interest" shall mean the percentage interest of a Member set forth opposite the name of such Member under the column "Percentage Interest" in Exhibit A attached hereto, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.

     1.45 "Person". "Person" means an individual, general partnership, limited partnership, corporation, trust, estate, association, limited liability company, limited liability partnership, real estate investment trust, association or other entity, whether domestic or foreign.

     1.46 "Principal". "Principal" means the natural Persons who are in ultimate control of a Member which is not a natural person.

     1.47 "Profits and Loss". "Profits" and "Loss" mean, for each Fiscal Year or other period, an amount equal to the Company's income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with all adjustments required to maintain Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(b). Items of income, gain, loss or deduction specially allocated pursuant to this Agreement shall not be taken into account in determining Profits or Loss.

     1.48 "Project". "Project" shall have the meaning set forth in Section 2.4 hereof.

     1.49 "Property". "Property" means all assets of the Company, both tangible and intangible, or any portion thereof.

     1.50 "Purchase Notice". "Purchase Notice" shall have the meaning set forth in Section 10.3 hereof.

     1.51 "Regulations". "Regulations" means the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time. All

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references herein to a specific section of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

     1.52 "Regulatory Allocations". "Regulatory Allocations" shall have the meaning set forth in Section 6.3 hereof.

     1.53 "Reserves". "Reserves" means funds set aside from Capital Contributions or revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Members for working capital and the payment of taxes, insurance, debt service (including, without limitation, the repayment of Loans), repairs, replacements, renewals, or other costs or expenses incident to the business and operations of the Company, or in the alternative, the Dissolution of the Company.

     1.54 "Sale". "Sale" shall have the meaning set forth in Section 10.3 hereof.

     1.55 "Sale Notice".  "Sale Notice" shall have the meaning set forth in
Section 10.3 hereof.

     1.56 "Secretary of State". "Secretary of State" shall mean the Secretary of State of the State of California.

     1.57 "Securities Act". "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any succeeding law.

     1.58 "Selling Member". "Selling Member" shall have the meaning set forth in Section 10.3 hereof.

                                   ARTICLE 2
                                   ---------
                            ORGANIZATIONAL MATTERS
                            ----------------------

     2.1  Formation of the Company.  The parties have formed the Company
          ------------------------
pursuant to the provisions of the Act by filing the Articles of Organization with the Secretary of State and entering into this Agreement.

     2.2  Name.  The name of the Company shall be Aviva International, LLC.  The
          ----
Company shall be operated under such name or, upon compliance with applicable laws, any other name that both of the Members deem appropriate or advisable.
The Company shall file any fictitious name certificates and similar filings, and any amendments thereto, that both of the Members deem appropriate or advisable.

     2.3  Term.  The term of the existence of the Company commenced on the date
          ----
of the filing of the Articles of Organization with the California Secretary of State and shall end on December 31, 2029, unless the Company is terminated or dissolved sooner in accordance with the provisions of this Agreement.

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     2.4  Business and Purpose of the Company.  The business and purpose of the
          -----------------------------------
Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the written consent of both Members, the Company shall not engage in any business other than the acquisition, development, production, financing, distribution and exploitation of one or more music and concert videos, motion pictures, television programs, mini-series, made for television motion pictures and other audiovisual productions (each, a "Project"), and all ancillary, publishing, spin-off, collateral, allied, subsidiary, merchandising and other activities related or incidental to the foregoing.

     2.5  Principal Place of Business.  The Company's principal place of
          ---------------------------
business shall be located at 37 Gresham Lane, Atherton, California 94027, or at such other place within the State of California jointly determined by the Members.

     2.6  Resident Agent.  The name and address of the Company's resident agent
          --------------
in the State of California are as follows:

                                 Michael Lopez
                                37 Gresham Lane
                          Atherton, California 94027

     2.7  Members.  The name, current mailing address, taxpayer identification
          -------
number and Percentage Interest of each Member are set forth on Exhibit A.

                                   ARTICLE 3
                                   ---------
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     3.1  Initial Capital Contributions.  Each Member shall contribute such
          -----------------------------
amounts as is set forth on Exhibit A as such Member's initial Capital Contribution, which Exhibit shall be revised to reflect any additional contribution made pursuant to Section 3.2 hereof and upon the issuance of additional Interests in accordance with the terms hereof.

     3.2  Additional Contributions.  Neither Lopez nor Image shall be obligated
          ------------------------
to make any additional Capital Contributions to the Company.
     3.3  Rights with Respect to Capital.
          ------------------------------

          3.3.1 No Member shall have the right to withdraw, or receive any return of, its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash except as specifically provided herein.

          3.3.2 Except as provided in the Lopez Management Agreement, no Member shall receive any interest, salary or draw with respect to its Capital Account, for services rendered on behalf of the Company, or otherwise in its capacity as a Member.

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          3.3.3   A separate capital account ("Capital Account") shall be
maintained for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulation Section 1.704-1(b)(2)(iv). If a Member transfers all or any part of its Interest in accordance with the terms of this Agreement, such Member's Capital Account attributable to the transferred Interest shall carry over to the new owner of such Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(1).

          3.3.4   The Capital Account of each Member shall be increased by:

                  3.3.4.1  Such Member's cash contributions;

                  3.3.4.2 The agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and

                  3.3.4.3 All items of Company income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article 6 or other provisions of this Agreement.

          3.3.5   The Capital Account of each Member shall be decreased by:

                  3.3.5.1  The amount of cash distributed to such Member;

                  3.3.5.2 The agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752); and

                  3.3.5.3 All items of Company deduction and loss allocated to such Member pursuant to Article 6 or other provisions of this Agreement.

     3.4  Special Rules with Respect to Capital Accounts.
          ----------------------------------------------

          3.4.1   Time of Adjustment for Capital Contributions.  For purposes of
                  --------------------------------------------
computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made. "Capital Contribution" refers to the total amount of cash and the agreed fair market value (net of liabilities) contributed to the Company by that Member and any subsequent contributions of cash and the agreed fair market value (net of liabilities) of any other property subsequently contributed to the Company by that Member.

          3.4.2   Intent to Comply with Treasury Regulations.  The foregoing
                  ------------------------------------------
provisions of this Article 3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Section of the Regulations. To the

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extent such provisions are inconsistent with such Section of the Regulations or are incomplete with respect thereto, Capital Accounts shall be maintained in accordance with such Section of the Regulations.

                                   ARTICLE 4
                                   ---------
         LOANS BY THE MEMBERS; OPERATIONS AFTER THE FIRST FISCAL YEAR
         ------------------------------------------------------------


     4.1 If and when Lopez receives any payments under any the of the agreements described on Exhibit D attached hereto, Lopez shall (within five (5) days after receipt of such payment) make a loan to the Company in an amount equal to 100% of the amount of such payment.

     4.2 From time to time during the period commencing on the date hereof through the end of the Fiscal Year of the Company ending March 31, 2000, Image shall make one or more loans to the Company on an "as needed" basis for the purpose of funding the Company's overhead and working capital needs in accordance with the budget attached hereto as Exhibit B.

     4.3 In the event Image and Lopez desire to continue the active operations of the Company for the two (2) year period commencing April 1, 2000 through and including March 31, 2002 (the "First Funding Extension"), the parties shall so agree in writing not later than December 31, 1999. In the event the parties elect the First Funding Extension, Lopez shall within twenty (20) days thereafter prepare and deliver to Image a proposed budget for said two (2) year period. Said budget shall be in substantially the form (including, without limitation, containing all categories and line items) as the budget attached hereto as Exhibit B and shall also include the projected revenue of the Company and the aggregate amount of Loans which Lopez proposes that Image commit to making during said two (2) year period. Image shall approve or disapprove the proposed budget within twenty (20) days thereafter, provided that Image's approval of the proposed budget shall not be unreasonably withheld if it is generally consistent with the budget and results of operations of the Company for the then current Fiscal Year. Failure of Image to approve or disapprove the proposed budget within said twenty (20) day period shall be deemed Image's disapproval of the same. If Image disapproves (or is deemed to have disapproved) the proposed budget, Lopez and Image shall for a period of thirty
(30) days thereafter attempt in good faith to agree upon a budget for said two
(2) year period. In the event that Lopez and Image fail to agree on a budget for said two (2) year period prior to the end of said thirty (30) day period, the parties' election of the First Funding Extension shall be deemed nullified for all purposes, the active operations of the Company shall cease on March 31, 2000 and Image shall have no further obligation to make Loans to fund the Company's overhead and working capital needs. If the budget is approved, from time to time during the First Funding Extension, Image shall make one or more Loans on an "as needed" basis for the purpose of funding the Company's overhead and working capital needs in accordance with such approved budget.

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     4.4  If Lopez and Image elect the First Funding Extension, they thereafter may (but shall not be obligated to) jointly elect to extend the active operations of the Company for one or more subsequent consecutive two (2) year periods (each, a "Further Funding Extension"). Lopez and Image shall confirm their agreement to any Further Funding Extension in writing no later than ninety
(90) days prior to the expiration of the First Funding Extension or the then current Further Funding Extension, as applicable. The first Further Funding Extension shall commence on April 1, 2002 and each subsequent Further Funding Extension shall commence on the day after the end of the immediately prior Further Funding Extension. In the event the parties elect any Further Funding Extension, Lopez shall within twenty (20) days thereafter prepare and deliver to Image a proposed budget for said two (2) year period. Said budget shall be in substantially the form (including, without limitation, containing all categories and line items) as the budget attached hereto as Exhibit B and shall also include the projected revenue of the Company and the aggregate amount of Loans which Lopez proposes that Image commit to making during said two (2) year period. Image shall approve or disapprove the proposed budget within twenty (20) days thereafter, provided that Image's approval of the proposed budget shall not be unreasonably withheld if it is generally consistent with the budget and results of operations of the Company for the then current Fiscal Year. Failure of Image to approve or disapprove the proposed budget within said twenty (20) day period shall be deemed Image's disapproval of the same. If Image disapproves (or is deemed to have disapproved) the proposed budget, Lopez and Image shall for a period of thirty (30) days thereafter attempt in good faith to agree upon a budget for said two (2) year period. In the event that Lopez and Image fail to agree on a budget for said two (2) year period prior to the end of said thirty
(30) day period, the parties' election of such Further Funding Extension shall be deemed nullified for all purposes, the active operations of the Company shall cease on the last day of the First Funding Extension or then current Further Funding Extension, as applicable, and Image shall have no further obligation to make Loans to fund the Company's overhead and working capital needs. If the budget is approved, from time to time during such Further Funding Extension, Image shall make one or more Loans on an "as needed" basis for the purpose of funding the Company's overhead and working capital needs in accordance with such approved budget.

     4.5 Notwithstanding anything to the contrary contained in this Article 4, neither Lopez nor Image shall be required to make any Loan to the extent that such party reasonably determines that the Company then has the ability to satisfy the Company's reasonably anticipated working capital and overhead obligations for at least the four (4) month period immediately following the date any proceeds of the agreements described on Exhibit D are received by Lopez (in the case of Loans to be made by Lopez) or the date of any request for a Loan made by Lopez as Manager on behalf of the Company (in the case of Loans to be made by Image). Lopez or Image, as applicable, shall make such determination in good faith based on (i) the then current Reserves of the Company, (ii) the reasonably anticipated receipts of the Company during such four (4) month period, and (iii) the reasonably anticipated expenses of the Company during such four (4) month period.

     4.6 Interest shall accrue on the principal balance of each Loan from the date such Loan is made through the date on which such Loan is repaid in full at a rate per annum equal

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to the Applicable Federal Rate for long term loans in effect for the month in which such Loan is made. The principal balance and all accrued but unpaid interest on all Loans shall be due and payable in full on the date which is ten
(10) years after the date such Loan is made, provided, however, that the Company shall repay the Loans to Lopez and Image on a pro rata basis to the extent of any Available Cash Flow of the Company as of the last day of each calendar quarter after deduction of an amount equal to the reasonably anticipated obligations of the Company for the four (4) month period immediately following such date. All Loans made by Lopez shall be pari passu in right of
                                            ---- -----
repayment with all Loans made by Image.

     4.7 If so requested by Lopez or Image, the Company shall execute and deliver to Image or Lopez, as applicable, one or more promissory notes evidencing the Loans. Such promissory notes shall be in such form as Lopez or Image, as applicable, may reasonably request.

                                   ARTICLE 5
                                   ---------
                                   PROJECTS
                                   --------

     5.1  Projects.  If either Member desires to cause the Company to acquire,
          --------
develop, produce, finance or distribute any Project, such Member shall notify the other Member and the Members shall thereafter in good faith jointly determine whether and the terms upon which such Project may be acquired, developed, produced, financed or distributed by the Company. All material terms of the acquisition, development, production, financing or distribution of any Project shall require the approval of both Members and shall be confirmed in writing by the parties.

     5.2  Production Financing.  Without limiting the generality of Section 5.1
          --------------------
above, the Members contemplate that the Company will from time to time develop, produce or finance one or more Projects. The Members further contemplate that Image may provide financing for such Project; provided, that the decision to provide financing and all of the terms of such financing shall be jointly made with respect to each Project and that Image shall have no obligation to provide financing for any Project or provide financing on any particular terms.

     5.3  Image's First Offer/Last Match Right.
          ------------------------------------

          5.3.1 If the Company acquires or otherwise possesses any North American home video distribution rights with respect to any Project (the "Distribution Rights") and whether or not Image has provided production financing for such Project pursuant to Section 5.2 above, the Company shall provide Image with a right of first offer to acquire the Distribution Rights in accordance with the following procedure: Lopez shall deliver written notice (the "Distribution Notice") to Image, which Distribution Notice shall contain a reasonably detailed description of the proposed terms under which Lopez proposes that the Company grant all of the Distribution Rights to Image, including, without limitation, all material economic terms thereof. Following the delivery of the Distribution Notice to Image, Image shall notify Lopez in writing (the "Distribution Response Notice") within fifteen (15) days after receipt of the Distribution Notice stating whether or not Image agrees to acquire all

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of the Distribution Rights on the terms set forth in the Distribution Notice and on other reasonable and customary terms consistent with industry standards. If Image elects to acquire all of the Distribution Rights, the Company and Image shall enter into a definitive distribution agreement on terms consistent with those contained in the Distribution Notice. Subject to the terms of Section 5.2, failure of Image to deliver the Distribution Response Notice within said fifteen
(15) day period shall be deemed an election not to acquire the Distribution Rights.

          5.3.2 If Image elects, or is deemed to have elected, not to acquire the Distribution Rights pursuant to Section 5.3.1 above, Lopez (as Manager on behalf of the Company) shall have the right to negotiate with one or more third parties regarding the grant to such third party by the Company of all or any part of the Distribution Rights. If Lopez so elects to negotiate with one or more third parties, before the Company enters into a binding agreement with a third party regarding the grant to such third party of all or any part of the Distribution Rights, Lopez shall first deliver written notice to Image identifying the third party and disclosing to Image all material terms of such transaction (the "Distribution Match Notice"). Image shall then have the right to acquire the Distribution Rights on the same terms and conditions as, and in lieu of, such third party (the "Distribution Match Right") by delivering written notice (the "Distribution Match Response Notice") to Lopez within fifteen (15) days after receipt by Image of the Distribution Match Notice. Image's failure to deliver the Distribution Match Response Notice within said fifteen (15) day period shall be deemed an election not to exercise the Distribution Match Right.

          5.3.3 If Image elects, or is deemed to have elected, not to exercise the Distribution Match Right, Lopez (acting as Manager on behalf of the Company) may, but shall not be obligated to, grant the Distribution Rights to the third party identified in the Distribution Match Notice on terms which are identical in all material respects to those contained in the Distribution Match Notice, provided that the Company shall enter into a definitive agreement with such third party regarding the Distribution Rights within ninety (90) days after the date Image elects, or is deemed to have elected, not to exercise the Distribution Match Right. If the Company has not entered into said definitive agreement within such ninety-(90)-day period, the Company shall not grant the Distribution Rights to any third party without allowing Image to acquire such rights pursuant to the procedure set forth in this Section 5.3.

     5.4  The Company's First Offer Right.
          -------------------------------

          5.4.1 If Image acquires or otherwise possesses the distribution rights for any music or concert video, motion picture, television program, mini-series, made for television motion picture or other audiovisual production which is not otherwise a Project (collectively, the "Image Distribution Rights"), Image shall provide the Company with a right of first offer to acquire the Image Distribution Rights (excluding any North American home video distribution rights otherwise included within the Image Distribution Rights) in accordance with the following procedure: Image shall deliver written notice (the "Image Distribution Notice") to Lopez (acting as Manager on behalf of the Company), which Image Distribution Notice shall contain a reasonably detailed description of the proposed terms under which Image proposes that Image grant all of the Image Distribution Rights (excluding any North American home video distribution rights otherwise included within the Image Distribution Rights) to the Company, including, without limitation, all material economic terms thereof. Following the delivery of the Image Distribution Notice to Lopez, Lopez (acting as Manager on behalf of the Company) shall notify Image in writing (the "Image Distribution Response Notice") within fifteen (15) days after receipt of the Image Distribution Notice stating whether or not the Company agrees to acquire all of the Image Distribution Rights (excluding any North American home video distribution rights otherwise included within the Image Distribution Rights) on the terms set forth in the Image Distribution Notice and on other reasonable and customary terms consistent with industry standards. Notwithstanding the foregoing, the parties agree that in no event shall Image be obligated to pay the Company a distribution fee in excess of 20%. If Lopez (acting as Manager on behalf of the Company) elects to acquire all of the Image Distribution Rights (excluding any North American home video distribution rights otherwise included within the Image Distribution Rights), the Company and Image shall enter into a definitive distribution agreement on terms consistent with those contained in the Image Distribution Notice. Failure of Lopez to deliver the Image Distribution Response Notice within said fifteen (15) day period shall be deemed an election not to acquire the Image Distribution Rights (excluding any North American home video distribution rights otherwise included within the Image Distribution Rights).

          5.4.1 If Lopez (acting as Manager on behalf of the Company) elects, or is deemed to have elected, not to acquire the Image Distribution Rights pursuant to Section 5.4.1 above, Image may, but shall not be obligated to, grant the Image Distribution Rights to any third party of Image's choosing on terms which are identical in all material respects to those contained in the Image Distribution Notice, provided that Image shall enter into a definitive agreement with such third party regarding the Image Distribution Rights within ninety (90) days after the date Lopez elects, or is deemed to have elected, not to acquire the Image Distribution Rights pursuant to Section 5.4.1 above. If Image has not entered into said definitive agreement within such ninety-(90)-day period, Image shall not grant the Image Distribution Rights to any third party without allowing the Company to acquire such rights pursuant to the procedure set forth in this Section 5.4.

                                   ARTICLE 6
                                   ---------
                       ALLOCATIONS OF PROFITS AND LOSSES
                       ---------------------------------

     6.1  Allocation of Profits and Losses.  Except as otherwise provided in
          --------------------------------
this Article 6, Profits and Losses of the Company in each Fiscal Year shall be allocated among the Members as follows:

          6.1.1   Profits.  Profits shall be allocated among the Members as
                  -------
follows:

                  6.1.1.1 first, to each of the Members until the cumulative profits allocated to such Member pursuant to this Section 6.1.1.1 is equal to the cumulative loss allocated to such Member pursuant to the last two sentences of Section 6.1.2 for all prior periods in the ratio of such cumulative loss.

                  6.1.1.2 second, to each of the Members until the cumulative Profits allocated to such Member pursuant to this Section 6.1.1.2 is equal to the cumulative Loss allocated to the Member pursuant to
          Section 6.1.2.2 for all prior periods in the ratio of such cumulative loss;

                  6.1.1.3 third, to each of the Members until the cumulative Profits allocated to such Member pursuant to this Section 6.1.1.3 is equal to the cumulative Loss allocated to the Member pursuant to
          Section 6.1.2.1 for all prior periods in the ratio of such cumulative loss; and

                  6.1.1.4 thereafter, to the Members in accordance with their Percentage Interests.

          6.1.2   Allocation of Losses.  Except as otherwise provided in this
                  --------------------
Article 6, Losses shall be allocated among the Members as follows:

                  6.1.2.1 first, in proportion to the positive balances, if any, in the Members' respective Capital Accounts, until such balances are reduced to zero; and

                  6.1.2.2 second, to the Members, in proportion to their Percentage Interests.

Notwithstanding anything to the contrary contained herein, Losses allocated pursuant to this Section 6.1.2 shall not exceed the maximum amount of Losses that may be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some, but not all, of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to this Section 6.1.2, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible Loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

     6.2  Special Allocations.
          -------------------

          6.2.1   Qualified Income Offset.  In the event any Member unexpectedly
                  -----------------------
receives any adjustments, allocations, or distributions described in paragraphs
(4), (5) and (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 6.2.1 shall be made only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations pursuant to this Article 6 have been made on a tentative basis as if this Section 6.2.1 were not in this Agreement.

          6.2.2   Interest on Member Obligations. To the extent the Company has
                  ------------------------------
taxable interest income with respect to any obligation of a Member to the Company pursuant to Sec tion 483, Sections 1271 through 1288 or Section 7872 of the Code:

                  6.2.2.1 Such interest income shall be specially allocated to the Member to whom such obligation relates; and

                  6.2.2.2 The amount of such interest income shall be excluded from the Capital Contributions credited to such Member's Capital Account in connection with payments of principal with respect to such obligation.

          6.2.3   Minimum Gain Chargeback.  Except as otherwise provided in
                  -----------------------
Regulations Section 1.704-2(f), notwithstanding any other provision of this
Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member who would otherwise have an Adjusted Capital Account Deficit at the end of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and (j)(2). This Section 6.2.3 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          6.2.4   Member Minimum Gain Chargeback. Except as otherwise provided
                  ------------------------------
in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 6, if there is a net decrease in Member Non-Recourse Debt Minimum Gain attributable to a Member Non-Recourse Debt during any Fiscal Year, each Member who has a share of the Member Non-Recourse Debt Minimum Gain attributable to such Member Non-Recourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5) shall be specifically allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Non-Recourse Debt Minimum Gain attributable to such Member Non-Recourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j)(2). This
Section 6.2.4 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          6.2.5   Basis Adjustments to Property.  To the extent an adjustment to
                  -----------------------------
the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the

Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          6.2.6   Tax Allocations:  Code Section 704(c).
                  -------------------------------------

                  6.2.6.1  Contributed Property. In accordance with Code Section
                           --------------------
704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its agreed fair market value.

                  6.2.6.2  Elections.  Any elections or other decisions relating
                           ---------
to allocations under Section 6.2.6.1 shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.

     6.3  Regulatory Allocations.  The allocations set forth in Sections 6.1.1,
          ----------------------
6.2.1, 6.2.3, 6.2.4 and 6.2.5 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b).

          6.3.1   Authority of Members. The Manager may divide other allocations
                  --------------------
of Profits, Losses and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members pursuant to Article 6 hereof. Except with respect to Regulatory Allocations made pursuant to Sections 6.2.3, 6.2.4 and
6.2.5 hereof, the Members anticipate that this will be ac complished by specially allocating other Profits, Losses and items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.

          6.3.2   Non-Recourse Deductions.  Non-Recourse Deductions for any
                  -----------------------
Fiscal Year or other period shall be specially allocated among the Members in proportion to their respective Percentage Interests.

          6.3.3   Member Non-Recourse Deductions.
                  ------------------------------

                  6.3.3.1 Any Member Non-Recourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members who bear the economic risk of loss with respect to the Member Non-Recourse Debt to which such Member Non-Recourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

                  6.3.3.2 In the event the sum of the items of income and gain allocated to a Member pursuant to Section 6.2.4 for the current and all prior years exceeds the total Member Non-Recourse Deductions allocated with respect to such Member for the same period, such excess shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article 6 so that the net amount of such excess and the Profits and Losses allocated with respect to each Member pursuant to this
Article 6 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article 6 if such excess allocation had not occurred.

     6.4  Other Allocation Rules.
          ----------------------

          6.4.1   Partial Year Allocations.  In the event additional Members are
                  ------------------------
admitted to the Company on different dates during any fiscal year, the Profits (or Losses) allocated to the Members for each such fiscal year shall be allocated among the Members in accordance with the Percentage Interest each holds from time to time during such fiscal years in accor dance with Code
Section 706, using any convention permitted by law and selected by the Manager.

          6.4.2   Methods.  For purposes of determining the Profits, Losses, or
                  -------
 any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

          6.4.3   Residual Items.  Except as otherwise provided in this
                  --------------
Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise specially allocated shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

          6.4.4   Members Bound By Allocations.  The Members are aware of the
                  ----------------------------
income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Company income and loss for income tax purposes. It is the intent of the Members that each Member's distributive share of Profits, Losses, income, gain, expense, deduction and tax credits shall be determined and allocated in accordance with this Article 6 to the fullest extent permitted by Code Section 704(b). Therefore, if the Company is advised that the allocations provided herein are unlikely to be respected for federal income tax purposes, the Manager may amend the allo cation provisions of this Agreement to the minimum extent necessary to effect the plan of allocations and distributions provided for in this Agreement.

                                   ARTICLE 7
                                   ---------
                                 DISTRIBUTIONS
                                 -------------

                                   ARTICLE 7
                                   ---------
                                 DISTRIBUTIONS
                                 -------------

     7.1  In General.  Subject to applicable law and any limitations contained
          ----------
elsewhere in this Agreement, the Members may jointly elect from time to time to distribute Available Cash Flow to the Members, provided that after giving effect to such distribution the Company shall have retained sufficient Reserves to satisfy the Company's reasonably anticipated working capital and overhead obligations for at least the four (4) month period immediately following the date of such distribution. All distributions shall be in the following order of priority:

          7.1.1 To the Members in proportion to their Capital Accounts until the Capital Accounts of each Member has been reduced to zero; and

          7.1.2   To the Members in proportion to their Percentage Interests.

All such distributions shall be made only to the Persons who, according to the books and records of the Company, are the holders of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with this Section 7.1.

     7.2  Form of Distribution.  A Member, regardless of the nature of the
          --------------------
Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

     7.3  Restrictions on Distributions.  No distribution shall be made if,
          -----------------------------
after giving effect to the distribution:

          7.3.1 The Company would not be able to pay its debts as they become due in the usual course of business; or

          7.3.2 The Company's total assets would be less than the sum of its liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the distribution.

     7.4  Return of Distributions.  Except for distributions made in violation
          -----------------------
of the Act or this Agreement, no Member or holder of an Economic Interest shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or holder of an Economic Interest or paid by a Member or holder of an Economic Interest for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or holder of an Economic Interest.

     7.5  No Return of Capital Contributions or Priorities of Members.  Except
          -----------------------------------------------------------
as set forth in this Agreement, no Member shall have the right to withdraw, demand return of or reduce its contributions to the capital of the Company, and no Member shall have priority over any other Members as to return of Capital Contributions or Distributions from the Company.

     7.6  Amounts Withheld.  All amounts withheld pursuant to the Code or any
          ----------------
provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 6 for all purposes under this Agreement. The Manager may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

                                   ARTICLE 8
                                   ---------
                     MANAGEMENT: RIGHTS, POWERS AND DUTIES
                     -------------------------------------
                        OF THE MANAGER AND THE MEMBERS
                        ------------------------------

     8.1  Manager.  Subject to the terms of this Agreement, the day-to-day
          -------
operations of the Company shall be managed by the Manager. The initial Manager of the Company shall be Lopez. Except as otherwise required by the Act and subject to the terms of this Agreement (including, without limitation, the terms of Section 8.2 below), the Manager shall have the sole and exclusive right to manage the business of the Company and shall have all of the rights and powers which may be possessed by a managing member under the Act with respect to the business of the Company.

     8.2  Rights of Members.  Notwithstanding anything to the contrary contained
          -----------------
in this Agreement, the following matters shall require the vote, approval or consent of all of the Members:

          8.2.1   the making of any distributions;

          8.2.2 all decisions or elections whether to acquire, develop, produce, finance, distribute or otherwise exploit any Project, and all material terms of the acquisition, development, production, financing, distribution or exploitation of any Project;

          8.2.3 the sale or issuance of any additional Interests or Economic Interests in the Company; the merger or consolidation of the Company with or into another Person, or the entering into of any binding share exchange or similar transaction with any Person; the sale, transfer or disposition of any of the assets or Property of the Company outside the ordinary course of business; the Dissolution of the Company; the formation or creation of any subsidiary; the sale, transfer or disposition of, or the lease, pledge or encumbrance of, the capital stock or ownership interests of any subsidiary of the Company;

          8.2.4 the filing of a voluntary petition or otherwise initiating proceedings to be adjudicated insolvent or the seeking of an order for relief as a debtor under the United States Bankruptcy Code (11 U.S.C. (S)(S) 101, et seq.)
                                                                        -- ----
or any successor law, or the filing or consent to filing of any petition seeking of any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; or the seeking or consenting to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or all or any substantial part of the properties and assets of the Company, or the making or consenting to any general assignment for the benefit of creditors, or admitting in writing its inability to pay its debts generally as they become due, or declaring or effecting a moratorium on its debt or taking any action in furtherance of any such action;

          8.2.5 the borrowing of money and the issuance of evidences of indebtedness (recourse or non-recourse), and the granting of any Lien of any kind upon or against any of the Property except for Liens applicable to personal or real property taxes and assessments not yet due and payable;

          8.2.6 the execution of any deed, lease, license, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument outside the ordinary course of the Company's business and purporting to convey or encumber any interest in any or all of the Property of the Company;

          8.2.7 the prepayment (in whole or in part), refinancing, recasting, increasing, modification or extension of any liabilities affecting the Property of the Company;

          8.2.8 the acquisition (in one or a series of related transactions) by purchase, lease or otherwise of any tangible or intangible personal property outside the ordinary course of the Company's business or any interest in real property;

          8.2.9 the opening, maintenance and closing of any bank, deposit and brokerage accounts;

          8.2.10 the contracting on behalf of the Company for the employment or services of employees and/or independent contractors other than in accordance with the then current approved budget for the Company;

          8.2.11 the engagement and termination of professional service providers, including, without limitation, attorneys and accountants;

          8.2.12 the binding of the Company for the provision of goods or services to or by the Company pursuant to any agreement outside of the ordinary course of the Company's business;

          8.2.13 the compromising or settling of any rights or claims which the Company may have against or with respect to any Person pursuant to any document, instrument, agreement or otherwise; the termination, amendment or material modification of any document, instrument or agreement to which the Company is a party or by which the Company is otherwise bound;

          8.2.14 the making of any elections for federal, state or local tax purposes, including, without limitation, any election, if permitted by applicable law, (i) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company's federal, state or local tax returns; or (ii) to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacity as Members, and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members;

          8.2.15 the investment and reinvestment of any Property of the Company in any securities, investments or any other properties or assets other than in bank, brokerage, money market and other accounts previously approved by the Members;

          8.2.16 bringing, defending, settling or compromising actions at law or in equity or through arbitration;

          8.2.17 the lending of money or extension of credit to any Person on behalf of the Company, or guaranteeing of the obligations of any Person;

          8.2.18 the establishment of a new place of business, or changing the name of the Company (or conducting business other than under the current name of the Company);

          8.2.19  the granting of any power of attorney to any Person;

          8.2.20  the establishment and maintenance of Reserves; and

          8.2.21 any acts or other matters required by the Act or this Agreement to be approved or ratified by all of the Members.

      8.3  Performance of Duties.  Lopez shall perform services for the Company
           ---------------------
as Manager in accordance with the Lopez Management Agreement.

      8.4 Other Activities.
          ----------------

          8.4.1 Lopez' and his Affiliates' respective professional and business activities outside of the Company shall be limited and restricted as set forth in the Lopez Management Agreement.

          8.4.2 Image and its Affiliates may engage in or possess interests in other business ventures of every kind and description for their own account, and in so doing shall incur no liability to the Company, nor to Lopez as a result of engaging in any other business or ventures or as a result of deriving income or profits therefrom. Neither Image nor any of its Affiliates shall be obligated to present any particular investment or business opportunity to the Company, even if the opportunity is of a character which, if presented to the Company, could be taken by the Company; further, any of the foregoing parties shall have the right to take for their own account or to recommend to others any investment or business opportunity.

     8.5  Personal Service; Remuneration To Members.  Except as contemplated by
          -----------------------------------------
the Lopez Management Agreement, no Member shall be required to perform services for the Company solely by virtue of being a Member. Except as contemplated by the Lopez Management Agreement, no Member (other than a Member who is also a Manager) is entitled to remuneration for services performed for the Company.

     8.6  Management Fee; Reimbursement of Expenses.  Lopez, in his capacity as
          -----------------------------------------
the Manager, will receive fees and other remuneration in connection with services rendered to the Company pursuant to the terms of the Lopez Management Agreement.

     8.7  Indemnification.
          ---------------

          8.7.1   Indemnification of Members.  The Company, its receiver or its
                  --------------------------
trustee, shall indemnify and hold harmless the Members, their respective Affiliates and their respective officers, directors, employees, agents, shareholders, heirs, successors and assigns (hereinafter collectively referred to, for purposes of this Section 8.7, as the "Member Indemnitees"), jointly and severally, from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Member Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or operations of the Company, excluding liabilities to any Member, regardless of whether the Member Indemnitee continues to be a Member, an Affiliate, or an officer, director, employee, agent or Principal of the Member or Manager at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Act and all other applicable laws.

          8.7.2   Indemnification of the Manager. The Company, its receiver or
                  ------------------------------
its trustee, shall indemnify and hold harmless the Manager, any Affiliate of the Manager and their respective officers, directors, employees, agents, shareholders, heirs, successors and assigns (hereinafter collectively referred to, for purposes of this Section, as the "Manager Indemnitees"), jointly and severally, from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any act or omission by the Manager Indemnitees, provided that such act or omission (i) was done in good faith for the benefit of the Company; and (ii) did not constitute fraud, bad faith, gross negligence or willful misconduct. The Company, its receiver or its trustee shall indemnify and hold harmless a Manager Indemnitee who retires or is removed from the

Company from all expense, loss, damage or liability resulting from any act or omission occurring after its retirement or withdrawal. The exoneration and indemnification of the Manager Indemnitees as provided herein shall extend to former Managers during the period they were Managers.

          8.7.3   Expenses. Expenses incurred by a Member Indemnitee or a
                  --------
Manager Indemnitee (each, an "Indemnitee") in defending any claim, demand, action, suit or proceeding subject to this Section shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section.

          8.7.4   Indemnification Rights Non-Exclusive.  The indemnification
                  ------------------------------------
provided by this Section shall be in addition to (and not in lieu of) any other rights to which those indemnified may be entitled under any agreement, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Member or a Manager, as an Affiliate or as an officer, director, employee, agent or Principal of a Member or a Manager and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

          8.7.5   Recourse.  All judgments or liabilities against the Company or
                  --------
the Manager must first be satisfied from Company assets before the Manager or other Persons may be required to satisfy such obligations.

          8.7.6   Limitation on the Liability of the Manager to the Members.
                  ---------------------------------------------------------
Except in the case of fraud, bad faith, gross negligence or willful misconduct, the doing of any act or the failure to do any act by Manager, the effect of which may cause or result in loss or damage to the Company or the Members, shall not subject Manager or any officer, director, shareholder, employee, agent, designee or nominee of Manager to any liability to the Members or the Company. Except as otherwise provided in this Agreement, neither the Manager nor any officer, director, shareholder, employee, agent, designee or nominee of the Manager shall be liable to the Member for the repayment of their respective Capital Contributions to the Comp any.

     8.8  Removal of Manager.  Except as otherwise provided in the Lopez
          ------------------
Management Agreement, the Manager may be removed, with or without cause, only with the written consent of all of the Members (including a Member who is then the Manager).

                                   ARTICLE 9
                                   ---------
                                    MEMBERS
                                    -------

     9.1  Limited Liability.  Except as required under the Act, no Member shall
          -----------------
be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

                                  ARTICLE 10
                                  ----------
                     TRANSFER AND ASSIGNMENT OF INTERESTS
                     ------------------------------------

     10.1 Transfer or Assignment of Member's Interest.  No Member shall be
          -------------------------------------------
entitled to transfer, assign, convey, sell, encumber or in any way alienate, voluntarily or involuntarily, all or any part of his or her Interest except with the prior written consent of the other Member (which consent may be granted or withheld in the reasonable discretion of such Member). Notwithstanding the foregoing, either Member shall have the right to transfer, assign, convey, sell and alienate all or any part of his or its Interest to any Affiliate of such Member without the consent of the other Member for so long as such Affiliate shall thereafter remain an Affiliate of such Member. After the consummation of any transfer of an Interest, the Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfer shall be required to comply with all of the terms and provisions of this Agreement.

     10.2 Restrictions on Transfer.  In addition to other restrictions found in
          ------------------------
this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or its Interest which will result in the violation by such Member or by the Company of the Securities Act, any provision of California law, or any other applicable laws. Without limiting the generality of the foregoing, such Member agrees not to make any disposition of all or any part of the Interest unless and until:

          10.2.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

          10.2.2 Such Member has notified the Company of the proposed disposition and has furnished the Company with (i) a detailed statement of the circumstances surrounding the proposed disposition, (ii) a written opinion of counsel, reasonably satisfactory to the other Member, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities laws, (iii) in the case of any disposition of all or any part of the Interest pursuant to Rule 144 promulgated under the Securities Act, a copy of Form 144 filed with the Securities and Exchange Commission with respect to such disposition, and (iv) such additional documents and information as the Manager may reasonably require.

     10.3 Right of First Refusal.  In the event that for any reason either
          ----------------------
Member receives a bona-fide offer from any third party (other than an Affiliate) to sell, pledge, transfer or dispose of (a "Sale") all or any part of such Member's Interests and which such Member (the "Selling Member") elects to accept, then the Selling Member shall give written notice to the other Member of the Selling Member's intention (the "Sale Notice"). The Sale Notice must name and identify the proposed transferee and specify the number of Interests to be transferred (the "Offered Interests"), the price per Interest, the payment terms and all other relevant terms of the proposed Sale with reasonable specificity. Upon receipt of the Sale Notice, the other Member shall have the right, but not the obligation, to purchase the Offered Interests on the terms and conditions contained in the Sale Notice. If the Member desires to acquire all, or any part of, the Offered Interests, it deliver to the Selling Member within thirty (30) days after receipt of the Sale Notice, a written election (the "Purchase Notice") to purchase such portion or all of the Offered Interests. Failure of the other Member to deliver such party's Purchase Notice within said thirty (30) day period shall be deemed an election by such party not to purchase any Offered Interests. The closing of the Sales of the Offered Interests to the other Member shall occur within thirty (30) days after the amount of Offered Interests which such Member is to purchase is determined. If the other Member elects not to purchase all of the Offered Interests, the Selling Member, subject to obtaining the other Member's approval pursuant to
Section 10.1, may sell the Offered Interests not so purchased by the other Member to the third party specified in the Sale Notice; provided, however, that the Selling Member shall not have the right to effect the proposed Sale with a party other than the party identified in the Sale Notice or on terms different than those contained in the Sale Notice without first giving the other Member a new right of first refusal as described above, and in the event that the Selling Member does not effect the proposed Sale within ninety (90) days after delivery of the Sale Notice, the other Member's right of first refusal shall reapply and the Selling Member shall not thereafter effect the proposed Sale without complying with the above provisions.

     10.4 Substitution of Members. Subject to compliance with this Article 10,
          -----------------------
a transferee of an Interest shall have the right to become a substitute Member only if such person pays any reasonable expenses in connection with his or her admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Interest from any liability that such Member may have to the Company. The effective date of any such transfer shall be the date on which the last to occur of the foregoing conditions is satisfied.

     10.5 Rights of Legal Representatives.  If a Member who is an individual
          -------------------------------
dies or is adjudged by a court of competent jurisdiction to be incompetent to manage such Member's person or property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights hereunder. Upon the occurrence of a Dissolution of a Member that is not a natural person, the powers of that Member may be exercised by its legal representative or successor.

     10.6 No Effect to Transfers in Violation of this Agreement.  Upon any
          -----------------------------------------------------
transfer of an Interest in violation of this Article 10, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become a holder of an Economic Interest and thereafter shall only receive the share of the Company's Profits, Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentence, if, in the good faith determination of the other Member, a transfer in violation of this Article 10 would cause the termination of the Company under the Act, in the sole discretion of the other Member, the transfer shall be null and void and the purported transferee shall not become either a Member or a holder of an Economic Interest.

     10.7 Investment Representations.
          --------------------------

          10.7.1 Each Member hereby represents and warrants to the Company that the acquisition of its Interest is made as a principal for its own account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities Act, and any applicable securities law or any state or other jurisdiction, permit such acquisition to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale, or distribution thereof, be registered under the Securities Act, or any applicable securities law of the United States, any state, or other jurisdiction.

          10.7.2 Each Member agrees that it will not sell, assign, or otherwise transfer its Interest, or any portion thereof, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign, or transfer such Interest, or portion thereof, to any Person who does not similarly represent and warrant and agree.

          10.7.3 Each Member hereby agrees that a legend to the effect of the following may be placed upon any documents evidencing ownership issued to such Member representing the Interest to which such Member has subscribed:

          "The Interest represented by this instrument has not been registered under any securities laws, and the transferability of the Interest therefore is restricted. The Interest may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee hereof be recognized as having an interest in such Interest by the issuer for any purpose, unless (i) a registration statement under the Securities Act of 1933, as amended, with respect to such Interest shall then be in effect and such transfer has been qualified under applicable state securities laws, or unless (ii) the availability of an exemption from registration and qualification shall be established to the satisfaction of counsel for the Company.

          "The Interest represented by this document is subject to further restric tion as to its sale, transferability, or assignment as set forth in the Limited Liability Company Operating Agreement and agreed to by each Member. Said restriction provides, among other things, that no transferee, or assignee shall become a Substitute Member unless consented to by the Manager."

                                  ARTICLE 11
                                  ----------
                   BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS
                   -----------------------------------------

     111. Maintenance of Books and Records.  The Manager shall cause complete
          --------------------------------
and accurate books and records of the Company to be maintained in accordance with generally accepted accounting principles and the Act, and shall give reports to the Members in accordance with prudent business practices and the Act.

     11.2 Bank Accounts.  The bank accounts of the Company shall be maintained
          -------------
in such banking institutions as the Members shall jointly determine.

     11.3 Tax Matters Partner.  The "Tax Matters Partner" (as defined in Code
          -------------------
section 6231), designated to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings shall be:

                           Image Entertainment, Inc.
                                9333 Oso Avenue
                         Chatsworth, California 91311

In its capacity as "Tax Matters Partner," the designated Person shall oversee the Company tax affairs in the overall best interests of the Company.

                                  ARTICLE 12
                                  ----------
                          DISSOLUTION AND LIQUIDATION
                          ---------------------------

     12.1 Dissolution of the Company.  The Company shall be dissolved on the
          --------------------------
happening of any of the following events:

          12.1.1 The decision of all of the Members to dissolve and wind up the affairs of the Company;

          12.1.2 Upon the death, withdrawal, resignation, expulsion, bankruptcy or dissolution of a Member, unless the other Member elects to continue the business of the Company; or

          12.1.3 Except as otherwise provided in the Agreement, upon the occurrence of any other event causing termination of the Company under the laws of the State of California.

     12.2 Winding Up and Dissolution.
          --------------------------

          12.2.1 Upon the Dissolution of the Company, the winding up of the Company's business and the distribution of Company property and assets shall be carried out in as expeditious a manner as is reasonably practicable and consistent with the provisions of this Section 12.2 and applicable law.

          12.2.2 The "Liquidator" (as hereafter defined) shall be responsible for taking all actions relating to the winding up and distribution of the assets of the Company. Image shall hereinafter be referred to in this Section 12.2 as the "Liquidator". In the event Image is not able to act as the Liquidator, a Liquidator shall be Lopez. The Liquidator shall collect all sums due and owing to the Company, including sums due in accordance with Section 12.5 hereof, and shall file all certificates or notices of the dissolution of the Company as required by law. Upon the complete liquidation and distribution of Property, the Members shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the Company. A Member who acts as the Liquidator shall not be entitled to receive any compensation therefor.

          12.2.3 The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate Property; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Property would cause undue loss to the Members, the Liquidator may, in order to avoid such loss, defer the liquidation of the Property for a reasonable time, except for such liquidations as may be necessary to satisfy the debts and liabilities of the Company to Persons and parties other than the Members. The proceeds from the sale and liquidation of Property shall be distributed as provided in Section
12.3 hereof.

          12.2.4 Upon the dissolution of the Company, the Liquidator shall cause the accountants of the Company to prepare, within thirty (30) days of such dissolution, and shall furnish to each Member, a statement setting forth the assets and liabilities of the Company as of the date of its dissolution. Promptly following the complete liquidation and distribution of Property, the Company's accountants shall prepare, and the Liquidator shall furnish to each Member, a statement showing the manner in which Property was liquidated and distributed.

          12.2.5 The Liquidator shall have all of the powers of the Manager hereunder.

     12.3 Distribution of Liquidation Proceeds.  The amounts received by the
          ------------------------------------
Liquidator on the sale or other disposition of the Company's assets or the distribution of assets in kind shall be distributed and applied in the following order of priority:

          12.3.1 To the costs of sale of Property and the liquidation and dissolution of the Company, including brokerage commissions, escrow costs, accounting and legal fees and other expenses;

          12.3.2 To the payment of debts and liabilities of the Company, including loans or other debts and liabilities (other than liabilities for Distributions) of the Company to Members or former Members, including, without limitation, all Loans;

          12.3.3 To the setting up of any Reserves that the Liquidator shall deem reasonably necessary for contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the business of the Company;

          12.3.4 To the Members in accordance with the positive balances in their Capital Accounts after adjustments for all allocations of Profits and Losses, including Profits and Losses resulting from distributions of Liquidation proceeds; and

          12.3.5 To the Members in accordance with their respective Percentage Interests.

     12.4 Limitation on Liability of Members.  Except as provided in Section
          ----------------------------------
12.5 hereof, upon the dissolution of the Company and the distribution of the net proceeds and assets pursuant to Section 12.3 hereof, each Member shall look solely to the Property for the return of its Capital Contributions, and if the Property remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the full amount of the Capital Contributions of each Member, the Member shall have no recourse or claim against the Liquidator, the Manager or any Member.

     12.5 Timing of Liquidating Distributions and Restoration of Company Capital
          ----------------------------------------------------------------------
Accounts.  In the event of a liquidation of the Company or a Member's Interest
---------
in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g):

          12.5.1 If any Member has an Adjusted Capital Account Deficit (after giving effect to all contributions, distributions and allocations for all taxable years including the year during which such liquidation occurs), then such Member shall contribute to the capital of the Company the amount necessary to increase its Adjusted Capital Account Deficit to zero, not later that the end of the Fiscal Year during which such liquidation occurs or, if later, 90 days after the date of the liquidation.

          12.5.2  Any amount contributed to the Company pursuant to Section
12.5.1 hereof shall be paid or distributed as provided in Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(2).

          12.5.3 Distributions pursuant to this Section 12.5 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Liquidator, arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distri-buted to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

     12.6 Waiver of Right to Dissolve.  Each Member expressly waives its right
          ---------------------------
to dissolve the Company or to obtain dissolution in any way except as provided in this Agreement.

                                  ARTICLE 13
                                  ----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     13.1 Representations and Warranties of Image.  Image hereby represents and
          ---------------------------------------
warrants to Lopez as follows:

          13.1.1  Organization and Good Standing.  Image is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the laws of California with all requisite power, right and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently being conducted.

          13.1.2  Authorization of Agreement; No Violation.  This Agreement has
                  ----------------------------------------
been duly executed and delivered by Image. Image has the requisite power and authority to enter into this Agreement, to make the representations, warranties, covenants and agreements made herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Board of Directors of Image. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (a) a conflict with or violation of any provision of the Certificate of Incorporation or Bylaws of Image; (b) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Image is a party or by which Image is bound; or (c) a violation of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Image is subject.

          13.1.3  No Consents. No consent, action, approval or authorization of,
                  -----------
or registration, declaration or filing with, any governmental or non-governmental third party is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by Image or the performance by Image of the terms of this Agreement or the validity or enforceability hereof against Image.

          13.1.4  Enforceability.  This Agreement constitutes the legal, valid,
                  --------------
and binding obligation of Image enforceable against Image in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

     13.2 Representations and Warranties of Lopez.  Lopez hereby represents and
          ---------------------------------------
warrants to Image as follows:

          13.2.1  Authorization of Agreement; No Violation.  This Agreement has
                  ----------------------------------------
been duly executed and delivered by Lopez. Lopez has the requisite capacity to enter into this Agreement, to make the representations, warranties, covenants and agreements made herein and to consummate the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (a) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Lopez is a party or by which Lopez is bound; or (b) a violation of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority to which Lopez is subject.

          13.2.2  No Consents.  No consent, action, approval or authorization
                  -----------
of, or registration, declaration or filing with, any governmental or non-governmental third party is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by Lopez or the performance by Lopez of the terms of this Agreement or the validity or enforceability hereof against Lopez.

          13.2.3  Enforceability.  This Agreement constitutes the legal, valid,
                  --------------
and binding obligation of Lopez enforceable against Lopez in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

                                  ARTICLE 14
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     14.1 Amendments.  Amendments to or modifications of this Agreement shall
          ----------
require the written consent of all of the Members.

     14.2 Successors and Assigns.  This Agreement shall be binding upon, and, as
          ----------------------
to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the Company and their respective successors and assigns.

     14.3 Severability.  In the event any provision or any sentence within any
          ------------
Section, is declared by a court of competent jurisdiction to be void or unenforceable, such provision or sentence shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

     14.4 Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been given if personally delivered, transmitted by facsimile (with mechanical confirmation of transmission), or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties' addresses set forth below. Notices given in the manner provided for in this Section 14.4 shall be deemed effective on the third day following deposit in the mail or on the day of transmission or delivery if given by facsimile or by hand. Notices must be addressed to the parties hereto at the addresses set forth on Exhibit A, unless the same shall have been changed by notice in accordance herewith.

     14.5 Construction.  The language in all parts of this Agreement shall be in
          ------------
all cases construed simply according to its fair meaning and not strictly for or against any of the Members or the Manager.

     14.6 Section Headings.  The captions of the Articles or Sections in this
          ----------------
Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any of the provisions hereof, shall not be deemed part of this Agreement and shall not be used in construing or interpreting this Agreement.

     14.7 Governing Law and Venue.  This Agreement shall be construed according
          -----------------------
to the laws of the State of California, without reference to its principles of conflict of laws. Any action arising out of or related to this Agreement shall be brought only in the state or federal courts located in Los Angeles County, California, and in no other venue.

     14.8 Further Assurances.  Each Member, upon the request of another Member
          ------------------
or the Manager, agrees to perform all further acts and execute, acknowledge and deliver all documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

     14.9 Pronouns and Plurals.  Whenever the context may require, any pronoun
          --------------------
used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     14.10 Time of the Essence.  Except as otherwise provided herein, time is of
           -------------------
the essence in connection with each and every provision of this Agreement.

     14.11 Third Party Beneficiaries.  There are no third party beneficiaries of
           -------------------------
this Agreement except Affiliates and Principals of the Members and the Manager.

     14.12 Partitions.  The Members agree that the Property that the Company may
           ----------
own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property in which the Company may at any time have an interest.

     14.13 Entire Agreement.  This Agreement and the Articles of Organization
           ----------------
constitute the entire agreement of the Members with respect to, and supersedes all prior written and oral agreements, understandings and negotiations with respect to, the subject matter hereof.

     14.14 Waiver. No failure by any party to insist upon the strict performance
           -----
of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     14.15 Attorneys' Fees.  In the event of any litigation, arbitration or
           ---------------
other dispute related to or arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute.

     14.16 Counterparts. This Agreement may be executed in several counterparts,
           ------------
and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first written above, and agree to be bound by all of its terms.

                            IMAGE ENTERTAINMENT, INC.



                            By: /s/ MARTIN W. GREENWALD
                               ------------------------

                            Its: President


                            /s/ MICHAEL LOPEZ
                            ---------------------------
                            MICHAEL LOPEZ

                                   EXHIBIT A
                                   ---------

                              Initial         Percentage
Member                        Contribution    Interest
------                        ------------    ----------


Image Entertainment, Inc.                                   50.00%
9333 Oso Avenue
Chatsworth, California 91311
Tax ID: 84-0685613

Michael Lopez                                               50.00%
____________________
____________________
____________________
Tax ID:_____________

                                   EXHIBIT B
                                   ---------

                                APPROVED BUDGET
                      (FOR PERIOD ENDING MARCH 31, 2000)


                                 See Attached

                                   EXHIBIT C
                                   ---------

                          Lopez Management Agreement


                                 See Attached

                                   EXHIBIT D
                                   ---------

                               Lopez Agreements


                                 See Attached